Exhibit 4.1

FORM OF CERTIFICATE FOR SHARES OF 6.75%
SERIES G CUMULATIVE REDEEMABLE PREFERRED STOCK

Number *1*	Shares [ ]

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP: 902653401
UDR, INC.
a Corporation Formed Under the Laws of the State of Maryland
THIS CERTIFIES THAT [     ] is the owner of [          ] ([     ]) fully paid and nonassessable shares of 6.75% Series G Cumulative Redeemable Preferred Stock, no par value, of
UDR, Inc.
(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter of the Corporation and the Amended and Restated Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED

Countersigned and Registered: Transfer Agent and Registrar Wells Fargo Bank, N.A.		(SEAL)
President

By:

Authorized Signature	Secretary

IMPORTANT NOTICE
The shares of 6.75% Series G Cumulative Redeemable Preferred Stock, no par value, represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.9% of the value of the outstanding Equity Stock of the Corporation; or (2) Beneficially Own Equity Stock that would result in the Corporation’s being “closely held” under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Corporation.
The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	Custodian

TEN ENT	-	as tenants by the entireties	(Custodian)	(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act of
(State)

Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED,                      HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)
                                         (                    ) shares of 6.75% Series G Cumulative Redeemable Preferred Stock, no par value, of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint                                          attorney to transfer the said shares of 6.75% Series G Cumulative Redeemable Preferred Stock, no par value, on the books of the Corporation, with full power of substitution in the premises.
NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

Dated